As filed with the Securities and Exchange Commission on September 3, 2004                         Registration No. 333-_____

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

E-LOAN, INC.
(Exact name of issuer as specified in its charter)

Delaware	77-0460084
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6230 Stoneridge Mall Road
Pleasanton, California 94588

(Address of Principal Executive Offices) (Zip Code)
1997 Stock Plan
1999 Employee Stock Purchase Plan
(Full title of the plan)

Christian A. Larsen
Chief Executive Officer
E-LOAN, Inc.
6230 Stoneridge Mall Road
Pleasanton, California 94588

(Name and address of agent for service)

(925) 847-6200
(Telephone number, including area code, of agent for service)

Copy to:
Roger S. Mertz, Esq.
Allen Matkins Leck Gamble & Mallory LLP
 Three Embarcadero Center, 12th Floor
San Francisco, California 94111
(415) 837-1515

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

1997 Stock Plan Common Stock, $0.001 par value(1)	1,000,000	$2.13(3)	$2,130,000(3)	$269.87

1999 Employee Stock Purchase Plan Common Stock, $0.001 par value(4)	1,242,735	$2.13(5)	$2,647,026	$335.38

(1)	These securities are of the same class and in addition to the 9,778,463 shares of Common Stock initially available to be granted under the 1997 Stock Plan, an employee stock option plan, and previously registered pursuant to Registration Statement No. 333-84211, and the additional shares made available under the 1997 Stock Plan and previously registered pursuant to Registration Statement Nos. 333-63372, 333-100314 and 333-106137. The total number of shares of Common Stock now issuable under the 1997 Stock Plan, as amended, is 18,898,375.
(2)	Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions
(3)	Has been estimated in accordance with Rule 457(c) under the Securities Act of 1933, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on August 31, 2004 because the price at which the options to be granted in the future may be exercised is not currently determinable.
(4)	These securities are of the same class and in addition to the 1,500,000 shares of Common Stock initially available to be granted under the 1999 Employee Stock Purchase Plan and previously registered pursuant to Registration Statement No. 333-84211, and the additional shares made available under the 1999 Employee Stock Purchase Plan and previously registered pursuant to Registration Statement No. 333-63372. The total number of shares of Common Stock now issuable under the 1999 Employee Stock Purchase Plan, as amended, is 3,811,719.
(5)	Has been estimated in accordance with Rule 457(h) under the Securities Act of 1933, solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on August 31, 2004 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the 1999 Employee Stock Purchase Plan, the purchase price of a share of Common Stock is equal to 85% of the fair market value of a share of Common Stock on the enrollment date or the exercise date, whichever is lower.
             .
      The Exhibit Index for this Registration Statement follows the signature page.

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E-LOAN, INC.
REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

This Registration Statement on Form S-8 relates to the Registrant's 1997 Stock Plan (the "1997 Plan") and 1999 Employee Stock Purchase Plan (the "1999 Purchase Plan") under which the Registrant, pursuant to those certain Registration Statements on Form S-8 (File No. 333-84211, File No. 333-63372, 333-100314 and 333-106137, collectively the "Registration Statement"), previously registered 17,898,375 shares of its common stock under the 1997 Plan and 2,568,984 shares of its common stock under the 1999 Purchase Plan. Under Section E of the General Instructions on Form S-8, the Registrant is registering additional shares under the 1997 Plan and the 1999 Purchase Plan.

The 1997 Plan provides for an annual automatic increase in the number of shares of common stock reserved under the 1997 Plan by an amount equal to the lesser of 4,500,000 shares, 4% of the then outstanding shares, or a lesser amount as determined by the Registrant's Board of Directors. As of January 1, 2004, the Registrant's Board of Directors approved an increase in the number of shares reserved for issuance under the 1997 Plan equal to 1,000,000 shares. This Registration Statement covers the increase of 1,000,000 shares of common stock issuable under the 1997 Plan, bringing the total number of authorized shares to 18,898,375.

The 1999 Purchase Plan provides for an annual automatic increase in the number of shares of common stock reserved under the 1999 Purchase Plan by an amount equal to the lesser of 1,500,000 shares, 2% of the then outstanding shares, or a lesser amount determined by the Registrant's Board of Directors. As of January 1, 2004, the Registrant's Board of Directors approved an increase in the number of shares reserved for issuance under the 1999 Purchase Plan equal to 1,242,735 shares. This Registration Statement covers the increase of 1,242,735 shares of common stock issuable under the 1999 Purchase Plan, bringing the total number of authorized shares to 3,811,719.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

  The following documents are incorporated by reference in this Registration Statement:
   1.        Registrant's Registration Statement on Form S-8, File No. 333-84211;
   2.        Registrant's Registration Statement on Form S-8, File No. 333-63372;
   3.        Registrant's Registration Statement on Form S-8, File No. 333-100314;
   4.        Registrant's Registration Statement on Form S-8, File No. 333-106137;
   5.        Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 12, 2004;
   6.        Registrant's Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2004, filed on May 7, 2004, and the fiscal quarter ended June
                             30,  2004, filed on August 9, 2004.
                  7.        The description of Registrant's common stock contained in its registration statement filed on Form S-1 (Registration Statement No. 333-74945)
              on March 24, 1999, as amended, which registration statement became effective on June 28, 1999); and
   8.        All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of Registrant's fiscal year ended December 31, 2003.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference (other than information furnished pursuant to Item 9 or Item 12 on Form 8-K, unless otherwise indicated therein) in this Registration Statement and to be a part hereof from the date of filing of such documents.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 3rd day of September, 2004.

E-LOAN, Inc.
(a Delaware corporation)
By:	/s/ Matthew Roberts
Matthew Roberts
Chief Financial Officer

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints Christian A. Larsen and Matthew Roberts, and each of them, such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Christian A. Larsen	Chief Executive Officer, President andChairman of the Board of Directors(Principal Executive Officer)	September 3, 2004
Christian A. Larsen

/s/ Mark E. Lefanowicz	Chief Operating Officerand Director	September 3, 2004
Mark E. Lefanowicz

/s/ Robert C. Kagle	Director	September 3, 2004
Robert C. Kagle

/s/ T. Wade Randlett	Director	September 3, 2004
T. Wade Randlett

/s/ Claus H. Lund	Director	September 3, 2004
Claus H. Lund

/s/ James G. Jones	Director	September 3, 2004
James G. Jones

/s/ Daniel Springer	Director	September 3, 2004
Daniel Springer

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EXHIBIT INDEX
EXHIBIT NUMBER	DESCRIPTION

5.1	Opinion of Allen Matkins Leck Gamble & Mallory LLP

10.1	1997 Stock Plan, as amended

10.2*	1999 Employee Stock Purchase Plan, as amended

23.1	Consent of Allen Matkins Leck Gamble & Mallory LLP (included as part of Exhibit 5.1 hereto)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included at page 2 of the Registration Statement)

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*Incorporated by reference from the Company's Quarterly Report on Form 10-Q (FQE September 30, 1999) filed on November 15, 1999. (File No. 000-25621)